AMP INCORPORATED EMPLOYEE SAVINGS AND
THRIFT PLAN

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1997 AND 1996
TOGETHER WITH AUDITORS' REPORT



               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1997 AND 1996




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



FINANCIAL STATEMENTS:

     Statements of Net Assets Available for Benefits as of December 31, 1997 and 1996

     Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1997

     Notes to Financial Statements



SCHEDULES:

     Schedule I -- Item 27(a) -- Schedule of Investments as of December 31,
     1997

     Schedule II -- Item 27(d) -- Schedule of Reportable Transactions for the Year Ended December 31, 1997





           REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of the
AMP Incorporated Employee Savings and Thrift Plan:

We have audited the accompanying statements of net assets available for benefits, including the schedule of investments, of the AMP Incorporated Employee Savings and Thrift Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                            /s/ Arthur Andersen LLP


Philadelphia, PA
June 15, 1998

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1997


                                            |                          The Vanguard Group Funds
                                            |                          ------------------------
                                            |   Money Market                    Index Trust
         ASSETS                   Total     |      Prime        Wellington          500          Windsor II      PrimeCap
         ------                   -----     |  -------------   -------------   ------------      ----------      --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $484,086,683     $19,226,750     $53,007,329     $190,121,782    $56,798,234     $95,478,987
     Common stock               58,152,696              --              --               --             --              --
     Participant loans
        (Note 1)                33,628,801              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
                               575,868,180      19,226,750      53,007,329      190,121,782     56,798,234      95,478,987
                              ------------     -----------     -----------     ------------    -----------     -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)          174,838,675              --              --              --              --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
         Total investments     750,706,855      19,226,750      53,007,329      190,121,782     56,798,234      95,478,987
                              ------------     -----------     -----------     ------------    -----------     -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     250,518           6,345          17,890           42,456         17,824          31,023
     Employee deposits
      (Note 1)                     794,063          19,821          63,638          165,363         65,597         114,917
     Accrued interest and
      dividends                      4,373              --              --               --             --              --
     Other                         490,104              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
          Total receivables      1,539,058          26,166          81,528          207,819         83,421         145,940
                              ------------     -----------     -----------     ------------    -----------     -----------
TOTAL ASSETS                   752,245,913      19,252,916      53,088,857      190,329,601     56,881,655      95,624,927
                              ------------     -----------     -----------     ------------    -----------     -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased        (681,381)             --              --              --              --              --
                              ------------     -----------     -----------     ------------   ------------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $751,564,532     $19,252,916     $53,088,857     $190,329,601    $56,881,655     $95,624,927
                              ============     ===========     ===========     ============   ============     ===========


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1997
                                  CONTINUED

                                  The Vanguard Group Funds    |
                                  ------------------------    |
                                World Fund     International  |  T. Rowe Price   AMP Fixed      AMP Stock
       ASSETS                   U.S. Growth       Growth      |  New Horizons   Income Fund        Fund          Loan Fund
       ------                   -----------    -------------  |  -------------  -----------     ---------        ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $39,710,055      $5,893,731       $10,425,464    $ 12,334,738     $ 1,089,613      $        --
     Common stock                      --              --                --              --      58,152,696               --
     Participant loans
        (Note 1)                       --              --                --              --              --       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
                               39,710,055       5,893,731        10,425,464      12,334,738      59,242,309       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --              --                --     174,838,675              --               --
                              -----------      ----------        ----------    ------------     -----------      -----------
         Total investments     39,710,055       5,893,731        10,425,464     187,173,413      59,242,309       33,628,801
                              -----------      ----------        ----------    ------------     -----------      -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     14,081           3,272             5,489          75,154          36,984               --
     Employee deposits
      (Note 1)                     50,019          10,425            17,780         254,615          31,888               --
     Accrued interest and
      dividends                        --              --                --              --           4,373               --
     Other                             --              --                --              --         418,467           71,637
                              -----------      ----------        ----------    ------------     -----------      -----------
          Total receivables        64,100          13,697            23,269         329,769         491,712           71,637
                              -----------      ----------        ----------    ------------     -----------      -----------
TOTAL ASSETS                   39,774,155       5,907,428        10,448,733     187,503,182      59,734,021       33,700,438
                              -----------      ----------        ----------    ------------     -----------      -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --                --              --        (681,381)              --
                              -----------      ----------        ----------    ------------     -----------      -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $39,774,155      $5,907,428       $10,448,733    $187,503,182     $59,052,640      $33,700,438
                              ===========      ==========       ===========    ============     ===========      ===========

                              The accompanying notes and schedules are an integral part of this statement.

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                DECEMBER 31, 1996

                                             |              The Vanguard Group Funds
                                             |              ------------------------
                                             |  Money Market                    Index Trust
         ASSETS                   Total      |     Prime        Wellington          500          Windsor II      PrimeCap
         ------                   -----      | -------------   -------------   ------------      ----------      --------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $344,952,825     $18,299,459     $38,718,829     $134,132,303    $37,413,464     $53,414,376
     Common stock               51,238,837              --              --               --             --              --
     Participant loans
        (Note 1)                30,410,484              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
                               426,602,146      18,299,459      38,718,829      134,132,303     37,413,464      53,414,376
                              ------------     -----------     -----------     ------------    -----------     -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)          182,365,535              --              --              --              --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
         Total investments     608,967,681      18,299,459      38,718,829      134,132,303     37,413,464      53,414,376
                              ------------     -----------     -----------     ------------    -----------     -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     192,330           5,257          12,662           30,267         11,997          19,218
     Employee deposits
      (Note 1)                     691,749          20,439          53,829          139,825         52,722          85,439
     Accrued interest and
      dividends                      1,108              --              --               --             --              --
     Other                         642,866              --              --               --             --              --
                              ------------     -----------     -----------     ------------    -----------     -----------
          Total receivables      1,528,053          25,696          66,491          170,092         64,719         104,657
                              ------------     -----------     -----------     ------------    -----------     -----------
TOTAL ASSETS                   610,495,734      18,325,155      38,785,320      134,302,395     37,478,183      53,519,033
                              ------------     -----------     -----------     ------------    -----------     -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased        (535,955)             --              --              --              --              --
                              ------------     -----------     -----------     ------------   ------------     -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $609,959,779     $18,325,155     $38,785,320     $134,302,395    $37,478,183     $53,519,033
                              ============     ===========     ===========     ============   ============     ===========


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               DECEMBER 31, 1996
                                  CONTINUED

                                  The Vanguard Group Funds    |
                                  ------------------------    |
                                World Fund     International  |  T. Rowe Price   AMP Fixed      AMP Stock
       ASSETS                   U.S. Growth       Growth      |  New Horizons   Income Fund        Fund          Loan Fund
       ------                   -----------    -------------  |  -------------  -----------     ---------        ---------
INVESTMENTS, at market
     (Notes 2 and 3):
     Commingled trusts        $30,414,357      $4,068,563        $9,479,424    $ 19,012,049     $         1      $        --
     Common stock                      --              --                --              --      51,238,837               --
     Participant loans
        (Note 1)                       --              --                --              --              --       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
                               30,414,357       4,068,563         9,479,424      19,012,049      51,238,838       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
DEPOSITS WITH
     INSURANCE COMPANIES,
      at contract value
      (Notes 2 and 4)                  --              --                --     182,365,535              --               --
                              -----------      ----------        ----------    ------------     -----------      -----------
         Total investments     30,414,357       4,068,563         9,479,424     201,377,584      51,238,838       30,410,484
                              -----------      ----------        ----------    ------------     -----------      -----------
RECEIVABLES:
     Employer contributions
      (Note 1)                     10,839           2,032             5,179          58,490          36,389               --
     Employee deposits
      (Note 1)                     45,851           7,251            20,006         232,393          33,994               --
     Accrued interest and
      dividends                        --              --                --              --           1,108               --
     Other                             --              --                --              --         627,303           15,563
                              -----------      ----------        ----------    ------------     -----------      -----------
          Total receivables        56,690           9,283            25,185         290,883         698,794           15,563
                              -----------      ----------        ----------    ------------     -----------      -----------
TOTAL ASSETS                   30,471,047       4,077,846         9,504,609     201,668,467      51,937,632       30,426,047
                              -----------      ----------        ----------    ------------     -----------      -----------
     LIABILITIES
     -----------
PAYABLES:
     Investments purchased             --              --                --              --        (535,955)              --
                              -----------      ----------        ----------    ------------     -----------      -----------

NET ASSETS AVAILABLE
      FOR BENEFITS            $30,471,047      $4,077,846        $9,504,609    $201,668,467     $51,401,677      $30,426,047
                              ===========      ==========        ==========    ============     ===========      ===========

                          The accompanying notes and schedules are an integral part of this statement.


               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                             |              The Vanguard Group Funds
                                             |              ------------------------
                                             |  Money Market                    Index Trust
                                  Total      |     Prime        Wellington          500          Windsor II      PrimeCap
                                  -----      | -------------   -------------   ------------      ----------      --------
ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments            $ 85,614,684   $        --     $ 4,965,705    $ 42,113,570      $ 8,209,608     $17,906,678
      Interest and dividends      36,476,717     1,356,573       4,409,050       3,818,051        5,124,122       3,366,565
                                ------------   -----------     -----------    ------------      -----------     -----------
                                 122,091,401     1,356,573       9,374,755      45,931,621       13,333,730      21,273,243
                                ------------   -----------     -----------    ------------      -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                    12,043,633       706,534         890,783       2,050,706          872,935       1,378,939
      Employee                    48,085,577     3,518,702       3,991,919      10,067,890        4,046,217       6,399,779
                                ------------   -----------     -----------    ------------      -----------     -----------
                                  60,129,210     4,225,236       4,882,702      12,118,596        4,919,152       7,778,718
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total additions            182,220,611     5,581,809      14,257,457      58,050,217       18,252,882      29,051,961
                                ------------   -----------     -----------    ------------      -----------     -----------
DEDUCTIONS:
      Payments to participants
      (Note 1)                    40,485,651     1,245,796       2,348,004       7,367,148        1,805,686       3,111,740
      Loan maintenance fees          130,207        18,290          19,200          22,420           11,560           3,630
                                ------------   -----------     -----------    ------------      -----------     -----------
      Total deductions            40,615,858     1,264,086       2,367,204       7,389,568        1,817,246       3,115,370

INTERFUND TRANSFERS--NET                  --    (3,389,962)      2,413,284       5,366,557        2,967,836      16,169,303
                                ------------   -----------     -----------    ------------      -----------     -----------
      Net additions
      (deductions)               141,604,753       927,761      14,303,537      56,027,206       19,403,472      42,105,894

NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year          609,959,779    18,325,155      38,785,320     134,302,395       37,478,183      53,519,033
                                ------------   -----------     -----------    ------------      -----------     -----------
      End of year               $751,564,532   $19,252,916     $53,088,857    $190,329,601      $56,881,655     $95,624,927
                                ============   ===========     ===========    ============      ===========     ===========

               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                    CONTINUED

                                       The Vanguard Group Funds  |
                                       ------------------------  |
                                     World Fund   International  | T. Rowe Price    AMP Fixed       AMP Stock
                                     U.S. Growth     Growth      |  New Horizons   Income Fund        Fund         Loan Fund
                                     -----------  -------------  | -------------   -----------      ---------      ---------
ADDITIONS:
   Investment income-
      Net appreciation
         (depreciation) in
         market value of
         investments                $ 6,548,183    ($ 120,725)    $   599,845      $         --    $ 5,391,820     $        --
      Interest and dividends          1,516,364       249,217         245,179        12,423,768      1,237,279       2,730,549
                                    -----------    ----------      ----------      ------------    -----------     -----------
                                      8,064,547       128,492         845,024        12,423,768      6,629,099       2,730,549
                                    -----------    ----------      ----------      ------------    -----------     -----------
 Contributions and deposits
      (Note 1)
      Employer                          740,436       156,394         297,587         2,953,447      1,995,872              --
      Employee                        3,342,631       622,551       1,221,976        12,847,118      2,026,794              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
                                      4,083,067       778,945       1,519,563        15,800,565      4,022,666              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
      Total additions                12,147,614       907,437       2,364,587        28,224,333     10,651,765       2,730,549
                                    -----------    ----------      ----------      ------------    -----------     -----------
DEDUCTIONS:
      Payments to participants        1,389,001       257,461         271,238        19,126,604      2,192,651       1,370,322
         (Note 1)
      Loan maintenance fees               5,060         2,000          16,872            30,060          1,115              --
                                    -----------    ----------      ----------      ------------    -----------     -----------
      Total deductions                1,394,061       259,461         288,110        19,156,664      2,193,766       1,370,322
                                    -----------    ----------      ----------      ------------    -----------     -----------
INTERFUND TRANSFERS--NET             (1,450,445)    1,181,606      (1,132,353)      (23,232,954)      (807,036)      1,914,164
                                    -----------    ----------      ----------      ------------    -----------     -----------
         Net additions
         (deductions)                 9,303,108     1,829,582         944,124       (14,165,285)     7,650,963       3,274,391
                                    -----------    ----------      ----------      ------------    -----------     -----------
NET ASSETS AVAILABLE FOR
   BENEFITS:

      Beginning of year              30,471,047     4,077,846       9,504,609       201,668,467     51,401,677      30,426,047
                                    -----------    ----------      ----------      ------------    -----------     -----------
      End of year                   $39,774,155    $5,907,428     $10,448,733      $187,503,182    $59,052,640     $33,700,438
                                    ===========    ==========     ===========      ============    ===========     ===========

                             The accompanying notes and schedules are an integral part of this statement.



       AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN

                 NOTES TO FINANCIAL STATEMENTS

                  DECEMBER 31, 1997 and 1996



1.   DESCRIPTION OF PLAN:
     -------------------
     The following description of the AMP Incorporated Employee Savings and Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     General
     -------
     The Plan was established effective January 1, 1982 for the benefit of the employees of AMP Incorporated (the Company) and certain subsidiaries and was subsequently amended on numerous occasions, most recently effective as of July 1, 1998.

     The Plan is a contributory defined contribution plan covering all employees of the Company and certain subsidiaries. Effective July 1, 1998, eligibility requirements of one year of service and at least age 21 were eliminated. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

     The Vanguard Fiduciary Trust Company is the trustee of the Plan.

     Contributions
     -------------
     Participants may defer up to 4% of their gross earnings as a "deferred basic deposit" and up to an additional 11% as a "deferred supplemental deposit." The Company's matching contribution to the Plan is 60% of the participant's "deferred basic deposit" which is paid out of the Company's current and accumulated earnings. Effective January 1, 1998, the Plan was amended to increase participants' "deferred supplemental deposit" percentage to up to 16% of their gross earnings, and to increase the Company's matching contribution to the Plan to include 30% of up to 2% of gross earnings in excess of the "deferred basic deposit" deferred under the Plan.

     Forfeitures in any given year are used to reduce Company matching contributions to the Plan in the following year. Forfeitures from 1996 reducing 1997 Company contributions amounted to $175,292. Forfeitures from 1997 amounted to $306,051 and will be applied against Company contributions in 1998.

     Investment Elections
     --------------------
     Participants may elect to invest their deferred basic deposits, deferred supplemental deposits and Company matching contributions on the "deferred basic deposit" in one or more of the available funds, which are the Money Market Prime, Wellington, Index Trust 500, Windsor II, PrimeCap, World Fund U.S. Growth, International Growth, T. Rowe Price - New Horizons, Vanguard Bond Index Fund - Total Bond Market (effective January 1, 1998), AMP Fixed Income and AMP Stock Fund. The Company matching contribution on up to 2% of the gross earnings deferred in excess of the "deferred basic deposit" may only be deposited into the AMP Stock Fund and no inter-fund transfers are permitted.

     Participant's Accounts
     ----------------------
     Each participant's account is credited with the participant's deposits and Company matching contributions and an allocation of the funds' earnings in which the participant participates. Certain participants in the Plan are of an inactive status at year end due to termination or retirement. The number of inactive participants as of December 31, 1997 and 1996 is 5,089 and 3,984 of the total 20,177 and 19,012, respectively.

     Vesting
     -------
     Participants are immediately vested in their deferred basic deposits and deferred supplemental deposits plus actual earnings thereon. Company matching contributions and earnings become 100% vested after five years of service by a participant. Immediate vesting of Company matching contributions occurs upon a participant's termination by retirement, disability, death or attainment of age 65.

     Payments to Participants
     ------------------------
     Deferred basic deposits and deferred supplemental deposits cannot be withdrawn prior to the attainment of age 59 1/2, except in the case of a "financial hardship." Vested Company matching contributions held under the Plan for at least two years and earnings thereon can be withdrawn any time at the request of the participant.

     Partial or total withdrawal of pre-1983 deferred basic deposits, supplemental deposits, Company matching contributions and earnings by a participant is permitted at his or her request, subject to a minimum withdrawal of $100.

     Participant Loans
     -----------------
     Loans against a participant's account balances are secured by a promissory note which bears a fixed interest rate of 1% over the prime rate. The term of the loan is limited to five years and repayment is made through payroll deductions in level amounts over the life of the loan. There are limitations as to the amount that may be borrowed and whether prepayment of a loan is allowed. All loans requested prior to December 31, 1997 were disbursed to participants by that date.

     Participant Rollovers
     ---------------------
     Effective January 1, 1998, participants with accounts in previous employers' qualified plans, or in rollover IRA accounts including funds from previous employers' qualified plans, may make a rollover of those qualified monies into the Plan. This may be accomplished by a direct rollover, an indirect 60-day rollover, or an indirect 60-day rollover from a conduit IRA if the respective requirements are met.

     Administrative Expenses
     -----------------------
     All expenses incurred in the administration of the Plan are paid by the Company and amounted to $350,834 for the year ended December 31, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------
     Basis of Accounting
     -------------------
     The accompanying financial statements have been prepared using the accrual basis of accounting.

     Valuation of Investments
     ------------------------
     Investments, except deposits with insurance companies, are stated at market value, which is equivalent to current value as of the statement date.

     Deposits with insurance companies held by the Plan are accounted for under The American Institute of Certified Public Accountants' Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans" (SOP 94-4). Under SOP 94-4, as all of the guaranteed investment contracts held by the Plan are fully benefit-responsive, they are valued at contract value. A fully benefit-responsive investment contract is one that provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers or loans initiated by Plan participants exercising their rights to withdraw or borrow under the terms of the Plan.

     Tax Status
     ----------
     The trust established under the Plan is qualified under the Internal Revenue Code as exempt from federal income taxes under Section 501(a). The Plan has received a favorable determination letter from the Internal Revenue Service (IRS) maintaining the Plan's qualified status under applicable Internal Revenue Code requirements. The Plan has been amended since receiving the determination letter from the IRS; however, the Plan sponsor and legal counsel are of the opinion that the Plan, as amended and administered, meets the IRS requirements and, therefore, the trust continues to be tax exempt.

     Use of Estimates in the Preparation of Financial Statements
     -----------------------------------------------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     ------------
     All Plan investments are held by a trust company administered trust fund and consist of shares of various mutual funds, AMP stock, loans receivable and deposits with insurance companies (Note 4). The following is a list of assets which exceed 5% of net assets at December 31, 1997 and 1996.

  DESCRIPTION OF
    SECURITY              DECEMBER 31, 1997               DECEMBER 31, 1996
  --------------     ---------------------------   ----------------------------
                        No. of                         No. of
                       Shares or      Market or       Shares or      Market or
                       Principal      Contract        Principal      Contract
                        Amount         Value           Amount         Value
                     ------------ --------------   ------------- --------------
Money Market Prime     32,651,101   $ 32,651,101      37,311,509   $ 37,311,509
Wellington              1,799,909     53,007,329       1,480,644     38,718,829
Index Trust 500 Fund    2,110,822    190,121,782       1,939,449    134,132,303
Windsor II              1,984,564     56,798,234       1,570,015     37,413,464
PrimeCap                2,412,914     95,478,987       1,775,744     53,414,376
AMP Common Stock        1,384,588     58,152,696       1,335,214     51,238,837
World Fund U.S. Growth  1,383,626     39,710,055       1,281,144     30,414,357
Loan Fund              33,628,801     33,628,801      30,410,484     30,410,484

4.   DEPOSITS WITH INSURANCE COMPANIES:
     ----------------------------------
     The Plan has entered into guaranteed investment contracts with various insurance companies (Insurance Companies). Under the terms of the contracts, which are all fully benefit-responsive contracts, the Insurance Companies received all plan year Fixed Income Fund deposits and contributions, or in the case of rollovers, a lump-sum deposit, which they maintain in plan reserve accounts until maturity. At maturity, the balances with interest will be returned to the Plan. The accounts are credited with interest at fixed rates for the respective periods and charged for plan withdrawals and loans. The contracts are included in the financial statements as of December 31, 1997 and 1996 at contract values, as reported to the Plan by the Insurance Companies. The estimated fair market value of the guaranteed investment contract portfolio, as of December 31, 1997 was $176,338,185. The aggregate average yield for the Plan's guaranteed investment contract portfolio was 6.14% and 5.97% for the years ended December 31, 1997 and 1996, respectively. The crediting interest rate for the Plan's guaranteed investment contract portfolio was 6.26% and 5.91% as of December 31, 1997 and 1996, respectively. There were no valuation allowances against contract values as of December 31, 1997 and 1996.

     Included in the Plan's guaranteed investment contract portfolio as of December 31, 1997, are seven synthetic investment contracts. These contracts operate in a manner similar to a guaranteed investment contract, except that the assets are placed in a trust (with ownership by the Plan) rather than in a separate account of the issuer. Also, a financially responsible third party issues a wrapper contract that provides that a participant execute Plan transactions at contract value. These contracts are included in the financial statements at contract values reported to the Plan of $69,245,592 at December 31, 1997. The market value of the underlying assets held in trust at December 31, 1997 was $71,116,659.

     During 1992, the investment manager for the Plan's Fixed Income Fund invested $10,000,000 in Confederation Life Insurance Company's (Confederation Life) Guaranteed Investment Contract Number 62682. This contract provided for a rate of return of 6.16%, and matured on June 29, 1997.

     On August 12, 1994, the U.S. assets of Confederation Life were placed under the regulatory supervision of the Michigan Commissioner of Insurance, and GIC payments by Confederation Life were suspended. At the date of seizure, the Plan's GIC investment with Confederation Life had a gross recorded contract value of $10,082,223. No interest has been paid under the Plan's Confederation Life contract since this time.

     On October 13, 1996, the Michigan Commissioner of Insurance reached a final decision related to the settlement of this contract. Out of the five settlement options, the Company selected a cash liquidation option worth 109% of August 12, 1994 contract value. Payouts were received during 1997, and the amount received through the end of 1997 was $11,015,695.

5.   PLAN TERMINATION:
     ----------------
     The Company anticipates continuing the Plan indefinitely, but reserves the right to reduce, suspend or discontinue its contributions at any time and to discontinue or partially terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

6.   DISTRIBUTIONS TO PARTICIPANTS:
     ------------------------------
     Distributions to participants are generally made as soon as practical after a request is received by the trustee. There were no distributions due participants at December 31, 1997 and 1996.

                                                                                 Schedule I
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
                     ITEM 27(a) -- SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1997

                                              Number of Shares                   Market Value
                                                     or                               or
DESCRIPTION OF SECURITY                       Principal Amount    Cost          Contract Value
-----------------------                       ----------------    ----          --------------
Commingled Trusts and Common Stock:
      Money Market Prime                      32,651,101         $ 32,651,101   $ 32,651,101
      Wellington Fund                          1,799,909           44,431,853     53,007,329
      Index Trust 500 Fund                     2,110,822          113,620,742    190,121,782
      Windsor II Fund                          1,984,564           44,554,613     56,798,234
      PrimeCap Fund                            2,412,914           70,405,454     95,478,987
      World Fund--U.S. Growth                  1,383,626           30,012,426     39,710,005
      International Growth                       359,593            6,125,003      5,893,731
      T. Rowe Price - New Horizons               447,444           10,178,303     10,425,464
      AMP Common Stock                         1,384,588           52,903,242     58,152,696
                                                                 ------------   ------------
Total Commingled Trusts & Common Stock                           $404,882,737   $542,239,379

Deposits with Insurance Companies:
       AIG Life, 5.00%, due 8/31/98            4,064,680         $  4,064,680   $  4,064,680
       AIG Life, 7.01%, due 3/31/02           10,480,170           10,480,170     10,480,170
       CNA, 6.3%, due 5/29/98                  6,788,623            6,788,623      6,788,623
       Deutsche Bank, 6.11%, due on demand    11,605,398           11,605,398     11,605,398
       Metropolitan Life, 5.09%, due 3/23/98   6,336,858            6,336,858      6,336,858
       Metropolitan Life, 6.18%, due 6/30/00   9,297,692            9,297,692      9,297,692
       Morgan Guaranty, 6.41%, due 3/31/01    10,341,534           10,341,534     10,341,534
       NY Life, 5.20%, due 11/2/98            14,822,571           14,822,571     14,822,571
       NY Life, 7.02%, due 3/31/99             9,463,897            9,463,897      9,463,897
       NY Life, 7.47%, due 6/30/99            12,861,484           12,861,484     12,861,484
       Principal, 5.13%, due 4/30/98           6,317,130            6,317,130      6,317,130
       Principal, 5.73%, due 6/25/98          10,291,514           10,291,514     10,291,514
       Principal, 8.12%, due 10/31/99          8,963,603            8,963,603      8,963,603
       Prudential, 5.31%, due 12/31/98         6,146,999            6,146,999      6,146,999
       Rabobank, 6.77%, due 12/31/01           8,327,176            8,327,176      8,327,176
       Sun Life, 5.86%, due 8/31/98           10,238,029           10,238,029     10,238,029
       Union Bank of Switzerland, 6.56%,      14,254,688           14,254,688     14,254,688
          due on demand
       Union Bank of Switzerland, 6.77%,      11,178,887           11,178,887     11,178,887
          due on demand
       WestDeutsche Landesbank, 6.41%,         3,057,742            3,057,742      3,057,742
          9/30/01                                                ------------   ------------

Total Deposits with Insurance Companies                           174,838,675    174,838,675
                                                                 ------------   ------------

Participant Loans (7% to 11.5%)               33,628,801           33,628,801     33,628,801
                                                                 ------------   ------------
          TOTAL                                                  $613,350,213   $750,706,855
                                                                 ============   ============

The accompanying notes are an integral part of this schedule.

                                                                                    Schedule II
               AMP INCORPORATED EMPLOYEE SAVINGS AND THRIFT PLAN
                                EIN #23-0332575
                                    PIN #003
               ITEM 27(d) -- SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                   Number of  Number of                                 Cost of          Net
Identity of Party    Description of Transaction    Purchases    Sales   Purchase Price  Selling Price  Items Sold   Gain/(Loss)
-----------------    --------------------------    ---------  --------- --------------  -------------  ----------   -----------
Vanguard               Money Market Prime          368        402       $108,978,589    $113,782,487    $ 113,782,487  $      --
Vanguard               Index Trust 500 Fund        253        253         60,031,712      46,155,926       36,730,452   9,425,474
AMP                    Common Stock                 89         91         28,092,925      26,335,822       22,380,787   3,955,035
Vanguard               PrimeCap Fund               253        253         51,859,684      27,706,015       23,992,444   3,713,571
Vanguard               Windsor II                  248        253         25,774,541      14,599,373       12,349,261   2,250,112
Vanguard               World Fund US Growth        238        253         17,061,951      14,314,754       12,316,469   1,998,285
Vanguard               Wellington Fund             241        253         21,100,147      11,777,426       10,202,379   1,575,047

   The purchase prices and selling prices of the above transactions represent the current value of the assets on the transaction date.

         The accompanying notes are an integral part of this schedule.
